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                                                                    EXHIBIT 5.1

                               [WSGR LETTERHEAD]


                               February 14, 2002


UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502


      Re: Registration Statement on Form S-3 (Reg. No. 333-82458)


Ladies and Gentlemen:


      We have examined the Registration Statement on Form S-3 filed by UTStarcom, Inc. (the "Company") with the Securities and Exchange Commission on February 8, 2002 (such registration statement, as it may be amended from time to time, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the resale by SOFTBANK America Inc. (the "Selling Stockholder") of 10,000,000 shares of the Company's common stock (plus up to an additional 1,500,000 shares subject to an overallotment option to be issued and sold by the Company to the underwriters) (all such shares to be sold the "Shares"). As counsel to the Company in connection with this transaction, we have examined the proceedings taken and/or proposed to be taken, as applicable, in connection with said sale of the Shares.


      It is our opinion that the Shares have been legally and validly issued by the Company, and are fully paid and nonassessable.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus that is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI,
                                          Professional Corporation

                                          /s/  WILSON SONSINI GOODRICH & ROSATI